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                                                                    EXHIBIT 23.3




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121094 of our report dated February 21, 2005, relating to the financial statements of Cole Credit Property Trust II, Inc. appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
February 21, 2005